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                                                                 Exhibit 10.16.3

                     WESTCORP EMPLOYEE STOCK OWNERSHIP PLAN
                            AND SALARY SAVINGS PLAN

                               3RD PLAN AMENDMENT


     The Westcorp Employer Stock Ownership Plan and Salary Savings Plan is hereby amended effective June 1, 1999 unless otherwise provided:

Section 5.7

     Section 5.7(e) is hereby deleted and amended to read as follows effective January 1, 1999:

     In the event that the Plan fails to satisfy the above tests of this
Section 5.7, the non-vested Employer Matching Contributions in excess of those test limits ("Excess Aggregate Contributions") (and the income allocable thereto), shall be forfeited. The vested Excess Aggregate Contributions (and the income allocable thereto), shall be distributed to the appropriate Highly Compensated Employees after the close of the Plan Year in which such vested Excess Aggregate Contributions arose and within 12 months of the close of that Plan Year. The Excess Aggregate Contributions shall be determined by reducing the contributions made on behalf of Highly Compensated Employees, beginning with the individual with the highest amount of contributions.

Section 16.7

     Section 16.7(g) is hereby amended effective January 1, 1996 to correct inadvertant errata in the Plan caused by assumption of certain participant loans as part of an acquisition:

               (g) Donation: All loan agreements shall provide for repayment within five (5) years from the date of loan. Notwithstanding the foregoing, if the loan is for the purchase of the Participant's primary residence, the loan agreement may provide for repayment within a period not to exceed thirty (30) years from the date of loan.

Section 16.8

          A new Section 16.8 is hereby added to read as follow:

     16.8 ESOP Loans

     The Administrative Committee may direct the Trustee to borrow funds for the benefit of the Plan and Trust; provided, any loan must be primarily for the benefit of the participants and their beneficiaries and, notwithstanding

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any other provision of this Plan or the Trust, all Exempt Loans (as that term is defined in Section 7.4 of the Plan), to the Trust must meet the requirements of and be in compliance with Section 7.4 of the Trust Agreement.

     IN WITNESS WHEREOF, the Company has executed this Amendment as of this day of ______________, 1999.

WESTCORP


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